UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed on June 21, 2012, on that date Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary HNR Energia BV, a Curacao company (“HNR Energia”), entered into a share purchase agreement (the “Share Purchase Agreement”) with PT Pertamina (Persero), a state-owned limited liability company existing under the laws of the Republic of Indonesia (“Buyer”), under which, HNR Energia will sell all of its 80% interest in Harvest-Vinccler Dutch Holding B.V., a Netherlands company (“Harvest-Vinccler”), to Buyer or a newly formed wholly owned subsidiary of Buyer for a cash purchase price of $725 million, subject to adjustment as described in the Share Purchase Agreement. Harvest-Vinccler owns, indirectly through wholly owned subsidiaries, a 40% interest in Petrodelta, S.A. (“Petrodelta”), a sociedad anonima mixed company organized under Venezuelan law. Under the Share Purchase Agreement, the Company will, indirectly through subsidiaries, be selling all of its interests in Venezuela, which consists of its 32% interest in Petrodelta.

On November 30, 2012, the Company, HNR Energia and Buyer entered into the First Amendment to Share Purchase Agreement (the “Amendment”). The Amendment extends until January 31, 2013, the date after which the Company may terminate the Agreement if Buyer has not received approval by the Government of the Republic of Indonesia in its capacity as Buyer’s sole shareholder. The Amendment also extends to May 15, 2013 the date on which either Buyer or the Company may terminate the Agreement if closing has not occurred.

The foregoing description of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached to this Form 8-K as Exhibit 2.1 and incorporated into this Item 1.01 by reference.

The Company does not intend to solicit proxies for stockholder approval of the transactions until after approval of Buyer’s shareholder is obtained, and this Form 8-K should not be deemed to be a solicitation of any proxies. Approval of the transaction will be submitted to the Company’s stockholders for their consideration, and the Company will file a proxy statement to be used to solicit stockholder approval of the transaction with the Securities and Exchange Commission (“SEC”). The Company’s stockholders are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the proxy statement, as well as other filings with the SEC containing information about the Company and the transaction may be obtained, when available, at the SEC’s website at www.sec.gov. Copies of the proxy statement may also be obtained, when available, without charge, by directing a request to Harvest Natural Resources, Inc., Investor Relations, 1177 Enclave Parkway, Suite 300, Houston, Texas 77077 or at the Company’s Investor Relations page on its corporate website at www.harvestnr.com. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the approval of the transaction.

Item 9.01 Exhibits.

2.1	First Amendment to Share Purchase Agreement, dated November 30, 2012, by and among HNR Energia BV, Harvest Natural Resources, Inc. and PT Pertamina (Persero)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: November 30, 2012

	By:	/s/ Keith L. Head

Keith L. Head Vice President and General Counsel

EXHIBIT INDEX

2.1	First Amendment to Share Purchase Agreement, dated November 30, 2012, by and among HNR Energia BV, Harvest Natural Resources, Inc. and PT Pertamina (Persero)